Exhibit 10.1

HINGE HEALTH, INC.

2017 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the business of the Company.

2. Definitions. The following definitions shall apply as used herein and, except as defined otherwise in an Award Agreement, in the Award Agreements.

2.1 “Administrator” means the Board and any Committee or individual appointed to administer the Plan under Section 4.

2.2 “Award” means an award described in Section 6.

2.3 “Award Agreement” means the written agreement evidencing the grant of an Award, including any amendments thereto.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means any committee that is composed of at least one member of the Board.

2.7 “Common Stock” means the common stock, $0.00001 par value of the Company; provided that awards held by Daniel Perez and Gabriel Mecklenburg outstanding under this Plan covering common stock shall be settled in Class B common stock upon exercise or settlement of such awards and (ii) all other awards outstanding under this Plan covering common stock shall be settled in Class A common stock upon exercise or settlement of such awards, as applicable, unless otherwise provided by the Board.

2.8 “Company” means Hinge Health, Inc., a Delaware corporation, or any successor entity.

2.9 “Consultant” means any person other than an Employee or a Director (solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or such Subsidiary.

2.10 “Corporate Transaction” means any of the following transactions:

2.10.1

any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than any person who currently owns more than a majority of the Company’s Common Stock, becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company, except that any change in the ownership of the stock of the Company as a result of a private financing of the Company that is approved by the Board will not be considered a Corporate Transaction;

2.10.2

a consolidation or merger of the Company with or into another entity, unless the stockholders of the Company immediately before such consolidation or merger own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation or merger;

2.10.3	the sale of all or substantially all of the assets of the Company; or

2.10.4	the liquidation, dissolution or winding up of the Company.

For the avoidance of doubt, a transaction will not constitute a Corporate Transaction if: (1) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (2) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

2.11 “Director” means a member of the Board or the board of directors of any Subsidiary.

2.12 “Employee” means an employee of the Company or any Subsidiary (including a Director who is also an employee).

2.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.14 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

2.14.1

if the Common Stock is listed on one or more established stock exchanges or national market systems, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

2.14.2

if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

2.14.3

if neither (i) nor (ii) above applies, its Fair Market Value shall be the fair market value determined by the Board using any measure of value that the Board determines to be appropriate (including, as it considers appropriate, relying on appraisals), and with respect to Options and SARs, in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board may expressly determine otherwise.

2.15 “Grantee” means an individual who holds an Award.

2.16 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.17 “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.18 “Option” means an option to purchase Shares.

2.19 “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

2.20 “Plan” means this 2017 Equity Incentive Plan, as may be amended or restated from time to time.

2.21 “Restricted Stock” means Shares issued under the Plan subject to restrictions determined by the Administrator and set forth in the applicable Award Agreement.

2.22 “Restricted Stock Units” means an Award based on the value of Common Stock that is an unfunded and unsecured promise to deliver Shares, cash, or other property upon the attainment of specified vesting or performance conditions, as determined by the Administrator and set forth in the applicable Award Agreement.

2.23 “SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as determined by the Administrator and set forth in the applicable Award Agreement, measured by appreciation in the value of Common Stock.

2.24 “Securities Act” means the Securities Act of 1933, as amended.

2.25 “Service Provider” means an Employee, Director, or Consultant.

2.26 “Share” means a share of Common Stock.

2.27 “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

2.28 “Unrestricted Stock” means Shares issued under the Plan that are not subject to vesting, forfeiture or similar restrictions pursuant to the applicable Award Agreement. For the sake of clarity, Shares that are only subject to restrictions on transfer, right of first refusal, market stand-off and other similar restrictions shall not, by virtue of such restrictions, be deemed to be “Restricted Stock.”

3. Stock Subject to the Plan.

3.1 Reserved Shares. Subject to the provisions of Sections 11 and 12 of the Plan, (i) the maximum aggregate number of Shares which may be issued pursuant to all Awards is 37,542,593 Shares, and (ii) the maximum aggregate number of Shares which may be issued pursuant to Incentive Stock Options is 37,542,593 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

3.2 Shares Returned to Plan. Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan for all purposes other than for Incentive Stock Options.

4. Administration of the Plan.

4.1 Administration by the Board. Subject to Sections 4.2 and 4.3, the Plan will be administered by the Board. The Board shall have authority to grant Awards and determine recipients and terms thereof, to determine Fair Market Value, and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board shall have full discretionary authority to construe and interpret the terms of the Plan and any Award Agreements entered into under the Plan and to determine all facts necessary to administer the Plan and any Award Agreements. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No Director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan that is made in good faith.

4.2 Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more Committees. All references in the Plan to the “Administrator” shall mean the Board or a Committee of the Board or the officers referred to in Section 4.3 to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

4.3 Delegation to Officers. To the extent permitted by applicable law, the Board or a Committee may delegate to one or more officers of the Company or any Subsidiary the power to grant Awards, subject to any limitations under the Plan, to Employees, and to exercise such other powers under the Plan as the Board or a Committee may determine, provided, that the Board or a Committee shall fix certain material terms of the Awards to be granted by such officers (including the exercise price of such Awards, if applicable, which may include a formula by which the exercise price will be determined) and the maximum number of Shares (as defined below) subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to himself or herself.

4.4 Indemnification. In addition to such other rights of indemnification as they may have, members of the Board and any Committee (and any individuals to whom authority to act for the Board is delegated) shall be defended and indemnified by the Company to the extent permitted by law against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct. Upon the institution of any such action, suit, or proceeding, any such indemnified person against whom a claim is made shall notify the Company in writing and give the Company the opportunity, within thirty (30) days after such notice and at its own expense, to handle and defend the same before such indemnified person undertakes to handle it on his or her own behalf.

5. Eligibility for Awards. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees.

6. Types and Terms of Awards.

6.1 General. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Stock, (iv) Restricted Stock Units, and (v) Unrestricted Stock.

6.2 Conditions of Awards. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, restrictions and restriction periods, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. Subject to the terms of the Plan, the Administrator may determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment of the Grantee. All of the terms and conditions of an Award shall be as set forth in the applicable Award Agreement or in the Plan.

6.3 Discretion of Administrator. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Administrator need not treat Grantees uniformly.

7. Options and SARs.

7.1 General. The Administrator may grant Options and SARs under the Plan and determine the number of Shares to be covered by each Option and/or SAR, the exercise price and such other terms, conditions and limitations applicable to the exercise of each Option and/or SAR, as it deems necessary or advisable. Subject to Section 7.7, Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified StockOption.

7.2 Exercise Price. The exercise price per Share subject to an Option or SAR shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value on the date of grant. Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above as a substitution for a stock option or stock appreciation right in accordance with and pursuant to Section 424 of the Code, in the case of an Incentive Stock Option, and pursuant to Section 409A of the Code, in the case of a Non-Qualified Stock Option.

7.3 Term of Options and SARs. The term of each Option and SAR shall be fixed by the Administrator and set forth in the Award Agreement; provided, however, that no Option or SAR shall be exercisable more than ten (10) years after the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the term of such Option shall be no more than five (5) years from the date of grant. Where the employment of an Employee is terminated for “Cause” (as such term is defined in the Award Agreement evidencing an Option granted to such Employee), the Award Agreement may specify that the Option terminates immediately upon termination of employment. Where the employment of an Employee terminates in circumstances other than for “Cause” (as such term is defined in the Award Agreement evidencing an Option granted to such Employee), an Option granted to an Employee shall expire (i) on the date that is three (3) months from the date that the Employee ceases to be an Employee (or such longer period of time as determined by the Administrator and set forth in the applicable Award Agreement), or (ii) if the Employee ceases to be an Employee because of a disability or if the Employee dies while the Option is outstanding, the date that is six (6) months after the Employee becomes disabled or dies (or such longer period of time as determined by the Administrator and set forth in the applicable Award Agreement).

7.4 Exercisability; Rights of a Stockholder. Options and SARs shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator and set forth in the Award Agreement; provided, however, that the Administrator may at any time accelerate the exercisability of all or any portion of any Option or SAR and provided, further, that the Administrator may restrict exercise of an Option or SAR to prescribed exercise periods, including but not limited to, those times when the Administrator has a reasonable basis to determine the Fair Market Value of Common Stock and may prohibit exercise in anticipation of a material corporate event (including a financing or a Corporate Transaction). A Grantee shall have the rights of a stockholder only as to Shares acquired upon the exercise of an Option or SAR and not as to Shares underlying an unexercised Option or SAR.

7.5 Exercise of Options and SARs. Options and SARs may be exercised by delivery to the Company of a written notice of exercise in such form of notice (including electronic notice) and manner of delivery as is specified by the Administrator, together with payment in full as specified in subsection 7.6 for the number of Shares for which the Option or SAR is exercised. Shares subject to the Option will be delivered by the Company as soon as practicable following exercise. An Option may not be exercised for a fraction of a Share.

7.6 Payment Upon Exercise. No Shares shall be delivered pursuant to any exercise of an Option or SAR until payment in full of all required tax withholding, and in the case of an Option, the aggregate exercise price. Payment may be made either by certified or bank check, or such other means as the Administrator may accept. As determined by the Administrator, in its sole discretion, at or after grant, payment in full or in part may be made in the form of previously acquired Shares based on the Fair Market Value on the date of exercise. Subject to the approval of the Administrator, Options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the Administrator from time to time, including without limitation pursuant to broker-assisted exercise transactions and/or net exercise procedures.

7.7 Annual Limit on Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary or Parent) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 7.7, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

8. Restricted Stock, Restricted Stock Units and Unrestricted Stock.

8.1 General. The Administrator shall determine the terms and conditions of each Award Agreement for Restricted Stock, Restricted Stock Units and Unrestricted Stock. Subject to Section 9.1, Award Agreements for Restricted Stock and Restricted Stock Units shall include such restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.

8.2 Stock Certificates. The Company may require that any stock certificates issued in respect of Shares of Restricted Stock shall be deposited in escrow by the Grantee, together with a stock power endorsed in blank, with the Company (or its designee). Following the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Grantee or if the Grantee has died, to the beneficiary designated, in a manner determined by the Administrator, by a Grantee. In the absence of an effective designation by a Grantee, the designated beneficiary shall be the Grantee’s estate.

8.3 Forfeiture and the Option to Purchase. Except as otherwise determined by the Administrator, upon a Grantee’s termination of employment or service (as determined under criteria established by the Administrator) for any reason during the applicable restriction period, the Company (or its designee) shall have the right, but shall not be obligated, to repurchase all or part of Shares of Restricted Stock still subject to restriction at their issue price or other stated or formula price (or to require forfeiture of such Shares if issued at no cost) from the Grantee.

9. General Provisions Applicable to Awards.

9.1 Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Administrator may provide in an Award Agreement that the Award is transferable by will, by the laws of descent and distribution, or as permitted by Rule 701 promulgated under the Securities Act. References to a Grantee, to the extent relevant in the context, shall include references to authorized transferees.

9.2 Withholding. The Grantee must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Grantee must pay the Company the full amount, if any, required for withholding or, if permitted by the Administrator in its discretion, have a broker tender to the Company cash equal to the withholding obligations.

9.3 Amendment of Awards. The Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Grantee’s consent to such action shall be required unless (A) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Grantee’s rights under the Plan or (B) the change is permitted under Section 11 or 12 hereof.

10. Conditions Upon Issuance of Shares.

10.1 General. If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under applicable law, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award Agreement shall be suspended until the Administrator determines that such delivery is lawful, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

10.2 Securities Law Compliance. As a condition to the exercise of an Award or the receipt of Shares pursuant to an Award, the Company may require (i) the person exercising such Award (A) to make such representations and agreements as the Company may consider appropriate to avoid violation of the Securities Act or comparable state law, and (B) to agree to market standoff obligations in connection with any public offering of Shares of the Company, and (ii) that the certificates evidencing such Shares bear appropriate legends restricting transfer.

10.3 Transferability of Shares. Shares received pursuant to the exercise, vesting or any other provision of an Award shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Grantee, except by the laws of descent and distribution or upon approval of the Administrator in its sole discretion. References to a Grantee, to the extent relevant in the context, shall include references to authorized transferees.

10.4 Repurchase Rights. Except to the extent determined otherwise by the Administrator, until such time as the Common Stock is first registered under Section 12 of the Exchange Act, the Company shall have the right of first refusal with respect to any proposed disposition by the Grantee (or any successor in interest) of any Shares issued under the Plan. Such right of first refusal shall be exercisable in accordance with the terms established by the Administrator and set forth in the document evidencing such right.

10.5 Voting Agreement. Upon the exercise of an Award or the receipt of Shares purchased pursuant to an Award, the Grantee shall be bound by all the terms and conditions of that certain Second Amended and Restated Voting Agreement, dated as of January 10, 2020, as may be further amended or restated from time to time (“Voting Agreement”), as a “Common Holder” thereunder. In furtherance of the foregoing, as a condition to the exercise of an Award or the receipt of Shares purchased pursuant to an Award, the Grantee shall execute and deliver a joinder to the Voting Agreement, in such form deemed acceptable to the Company evidencing the Grantee’s agreement to be bound pursuant to this subsection 10.5.

11. Adjustments. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination or exchange of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the number and class of securities and exercise price per Share of each outstanding Option and SAR, (iii) the number of Shares subject to and the repurchase price per Share subject to each outstanding Restricted Stock Award and Restricted Stock Unit Award, and (iv) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Administrator; provided, however, that each adjustment to Non-Qualified Stock Options or SAR shall satisfy the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation) and each adjustment to Incentive Stock Options shall satisfy the requirements of Treas. Reg. § 1.424-1 (or any successor regulation); provided, further, that the Administrator will make any adjustment to an Award as is required by Section 25102(o) of the California Corporations Code to the extent that the Company is relying upon the exemption afforded thereby with respect to the Award.

12. Corporate Transactions. The Administrator may provide, in its discretion, with respect to the treatment of each outstanding Award (either separately for each Award or uniformly for all Awards), upon the consummation of a Corporate Transaction, for any combination of the following:

12.1 any Option or SAR shall become vested and immediately exercisable, in whole or in part;

12.2 any Restricted Stock or Restricted Stock Unit shall become non-forfeitable, in whole or in part;

12.3 any Option or SAR shall be assumed by the successor corporation or cancelled in exchange for substitute stock options in a manner consistent with the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation), in the case of a Non-Qualified Stock Option or SAR, and Treas. Reg. § 1.424-1(a) (or any successor regulations), in the case of an Incentive Stock Option;

12.4 any Option or SAR that is not exercised as of the consummation of the Corporate Transaction shall be cancelled for no consideration and any Restricted Stock or Restricted Stock Unit that remains forfeitable as of the consummation of the Corporate Transaction shall be cancelled for no consideration;

12.5 any Option shall be cancelled in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Corporate Transaction and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Corporate Transaction does not exceed the exercise price of any such Option, the Administrator may cancel that Option without any payment of consideration therefor;

12.6 any Restricted Stock or Restricted Stock Unit shall be cancelled in exchange for restricted stock of or restricted stock units in respect of the capital stock of any successor corporation;

12.7 any Restricted Stock shall be redeemed for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Corporate Transaction; or

12.8 any Restricted Stock Unit shall, subject to Section 16 hereof, be cancelled in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per Share on the date of the Corporate Transaction.

In taking any of the actions permitted under this Section 12, the Administrator shall not be obligated to treat all Grantees, all Awards, all Awards held by a Grantee, or all Awards of the same type identically. Any cash and/or other substitute consideration issued to a Grantee pursuant to this Section 12 may include, to the extent determined by the Administrator, the right to receive consideration payable in the Corporate Transaction after the closing (e.g., in respect of an earn-out or escrow release).

13. Effective Date and Term of Plan; Stockholder Approval.

13.1 Adoption of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from the date of adoption unless sooner terminated.

13.2 Stockholder Approval. No Option or SAR granted under the Plan may be exercised, no Shares shall be issued under the Plan, and no Restricted Stock Unit shall be settled, until the Plan is approved by stockholders of the Company holding a majority of the outstanding securities of the Company entitled to vote (determined on an as-converted basis). If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all Awards previously granted under the Plan shall terminate and cease to be outstanding, and no further Awards shall be granted under the Plan.

14. Amendment, Suspension or Termination of the Plan.

14.1 General. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part; provided that the Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable law, rule or regulation. In addition, in no event shall an amendment increase the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan without stockholder approval.

14.2 Limitation on Grants of Awards. No Award may be granted during any suspension of the Plan or after termination of the Plan.

14.3 No Effect on Outstanding Awards. Except as set forth in Section 14.2 no suspension or termination of the Plan shall materially and adversely affect any rights under Awards outstanding at the time of such suspension or termination.

15. No Employment or Services Rights. The Plan shall not confer upon any Grantee any right to employment or service with the Company or any Subsidiary or Parent, nor shall it interfere in any way with the right of the Company or any Subsidiary or Parent to terminate the Grantee’s employment or service at any time.

16. Compliance with Code Section 409A. It is intended that the provisions of the Plan comply with Section 409A of the Code (“Section 409A”), and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If an Award that is subject to Section 409A is payable upon a Corporate Transaction which is not a permissible payment event or time (as described in Treas. Reg. § 1.409A-3) then, to the extent necessary to avoid a violation of Section 409A, for purposes of payment of such Award, no Corporate Transaction shall be deemed to have occurred with respect to that Award unless and until there occurs a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company (within the meaning in accordance with Treas. Reg. § 1.409A-3(i)(5)). To the extent required or advisable to avoid a violation of Section 409A, no discretion to require payment of an Award that is subject to Section 409A upon a Corporate Transaction shall be exercised if not set forth in writing by the time required under Section 409A. If an Award is subject to Section 409A, any payment made to a Grantee who is a “specified employee” of the Company or any Subsidiary shall not be made before such date as is six months after the Grantee’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 16, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A and the applicable Treasury regulations. Nothing in the Plan or in an

Award Agreement shall be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) to the Company, any Subsidiary or Parent, or to any other individual or entity, and the Company shall have no liability to a Grantee, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant.

17. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

18. Severability. If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Grantee, such provision shall be construed or deemed amended to conform with applicable law, or if the provision cannot be so construed or deemed amended without, in the sole discretion of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be severed as to the jurisdiction or Grantee and the remainder of the Plan and any such Award shall remain in full force and effect.

19. Governing Law. The validity and construction of the Plan and any Award Agreements thereunder shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Award Agreement to the substantive law of another jurisdiction.

AMENDMENT TO 2017 PLAN

This Amendment (this “Amendment”) to the Hinge Health, Inc. 2017 Equity Incentive Plan, as amended (the “Plan”), is effective as of the filing of the Hinge Health, Inc. (the “Company”) Amended and Restated Certificate of Incorporation in connection with the Company’s intial public offering on [   ], such Amendment having been adopted and approved on March 7, 2025 by the board of directors of Hinge Health, Inc. (the “Company”), in accordance with Section 14 of the Plan. The Plan is hereby amended as follows:

1.	The definition of “Common Stock” in Section 2 of the Plan is deleted and replaced in its entirety with the following:

““Common Stock” means the common stock, $0.00001 par value of the Company; provided that awards held by Daniel Perez and Gabriel Mecklenburg outstanding under this Plan covering common stock shall be settled in Class B common stock upon exercise or settlement of such awards and (ii) all other awards outstanding under this Plan covering common stock shall be settled in Class A common stock upon exercise or settlement of such awards, as applicable, unless otherwise provided by the Board.”

2.	Except as expressly provided in this Amendment, all other terms and conditions of the Plan remain in full force and effect.

HINGE HEALTH, INC.

2017 EQUITY INCENTIVE PLAN

FORM OF GLOBAL STOCK OPTION AGREEMENT

This Global Stock Option Agreement, including any additional terms and conditions for the Optionee’s country included in the addendum attached hereto (the “Addendum,” and together with the Global Stock Option Agreement, this “Agreement”) between Hinge Health, Inc. (the “Company”) and the individual identified below as the “Optionee” evidences the grant of a stock option under the Hinge Health, Inc. 2017 Equity Incentive Plan (the “Plan”). This Agreement is subject to the terms of the Plan. To the extent that there is a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

Name of Optionee (the “Optionee”)

No. of shares of Common Stock subject to this Option (“Option Shares”)

Exercise price per Share (“Exercise Price”)	$[ ]

Grant Date

Vesting Commencement Date

Vesting Schedule	Subject to Section 4, the Option shall vest in accordance with the vesting schedule set out in Schedule 1.

Type of Option	Incentive Stock Option Non-Qualified Stock Option

1. Definitions. Capitalized terms not defined in this Agreement have the meaning provided in the Plan. In this Agreement, additional terms are defined as follows:

(a) “Agreement” means this Global Stock Option Agreement and the Addendum.

(b) “Cause” means, with respect to the termination of employment or service, the term “Cause” (or similar term) that is expressly defined in a then-effective written agreement between the Optionee and the Company or the Service Recipient, as applicable, or in the absence of such a definition, “Cause” shall be determined in the discretion of the Administrator to mean the Optionee’s: (i) performance of any act or failure to perform any act in bad faith and to the material detriment of the Company or any Subsidiary, as determined by the Administrator; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or any Subsidiary; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(c) “Date of Exercise” means the date on which the Company receives notice of and payment for the exercise, in whole or in part, of the Option pursuant to Section 6(a) of this Agreement.

(d) “Service Recipient” means the Subsidiary that employs the Optionee or for which the Optionee otherwise provides services.

(e) “Exercise Notice” means the form of Exercise Notice and Agreement attached to this Agreement as Schedule 2 or such other form as the Administrator designates to be used to exercise the Option.

(f) “Expiration Date” means the date that is ten (10) years after the Grant Date.

(g) “Public Offering” means a firm commitment public offering of the Common Stock pursuant to a registration statement filed with, and declared effective by, the U.S. Securities and Exchange Commission.

2. Grant of Option. Pursuant to the Plan and subject to the terms of this Agreement, the Company grants to the Optionee, as of the Grant Date, the Option to purchase from the Company Shares in an amount equal to the number of Option Shares, exercisable at the Exercise Price.

3. Type of Option. If designated above as a “Non-Qualified Stock Option,” the Option is not an incentive stock option under section 422 of the Code (an “ISO”) and shall be treated as a non-statutory stock option. If designated above as an “Incentive Stock Option,” the option is intended to be an ISO; however, to the extent that the Option does not satisfy the requirements applicable to ISOs, the Option shall be treated as a non-statutory stock option.

4. Vesting; Exercise Period and Termination.

(a) Requirement of Vesting. This Option may be exercised before termination to the extent that the Option has become vested.

(b) Termination Date. For purposes of the Option, the Optionee’s status as a Service Provider is deemed terminated on the date (the “Termination Date”) on which the Optionee is no longer actively providing services to the Company or any of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or otherwise providing services or the terms of the Optionee’s employment or other service agreement, if any) and will not be extended by any notice period (e.g., the Optionee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Optionee is employed or otherwise providing services or the terms of the Optionee’s employment or other service agreement, if any). The Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively providing services for purposes of the Option (including whether the Optionee may still be considered to be actively providing services while on a leave of absence).

(c) Vesting Schedule. The Option Shares shall vest and become exercisable in one or more installments pursuant to the vesting schedule specified in Schedule 1. The Option shall cease to vest immediately on the Termination Date. Actively providing services during only a portion of the vesting period prior to a vesting date shall not entitle the Optionee to vest in a pro-rata portion of the unvested Option that would have vested as of such vesting date, nor will it entitle the Optionee to any compensation for the lost vesting.

(d) Termination of Option. The Option, if not previously exercised, shall terminate on the Expiration Date, except that, if the Optionee ceases to be a Service Provider while the Option is outstanding, the Option shall terminate on the Termination Date or, if later, immediately after the last day on which the Option is exercisable as set forth below:

i) If the Optionee’s status as a Service Provider terminates by reason of the Optionee’s death or disability (as defined in Section 422(c) of the Code), the Option may be exercised, to the extent vested on the Termination Date, by the Optionee, or the Optionee’s legal representative or legatee, for a period of six (6) months from the Termination Date or until the day immediately preceding the Expiration Date, if earlier.

ii) If the Optionee’s status as a Service Provider terminates for any reason other than death or disability, the Option may be exercised, to the extent vested on the Termination Date, for a period of three (3) months from the Termination Date or until the day immediately preceding the Expiration Date, if earlier; provided however, if the Optionee’s employment is terminated for Cause, (1) the Option shall terminate immediately upon the Termination Date and (2) any Shares purchased under the Option for which the Company has not yet delivered the share certificates will be immediately and automatically forfeited and the Company will refund to the Optionee the Exercise Price paid for the Shares, if any.

(e) Non-transferability. The Option is not transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee, or, in the event of the Optionee’s disability, by the Optionee’s legal representative.

5. Adjustments. The number of Option Shares as to which the Option has not been exercised, the Exercise Price, and the type of stock or other consideration to be received on exercise of the Option shall be subject to such adjustment pursuant to the Plan in the manner determined to be appropriate by the Administrator, in its sole discretion. Any adjustment determined to be appropriate by the Administrator shall be conclusive and shall be binding on the Optionee.

6. Exercise.

(a) Notice. The Option shall be exercised, in whole or in part, by the delivery to the Company of written notice of such exercise, in such form as the Administrator may from time to time prescribe, accompanied by full payment of the Exercise Price with respect to that portion of the Option being exercised and satisfaction of any applicable withholding obligations for Tax-Related Items (as defined and further described Section 6(c) below). Unless the Administrator notifies the Optionee to the contrary, the form of Exercise Notice attached to this Agreement as Schedule 2 shall be used to exercise the Option. The Optionee acknowledges that any Option Shares delivered to Optionee upon exercise of the Option shall be subject to, among other things, a right of first refusal in favor of the Company as set forth in the Exercise Notice.

(b) Payment. Payment of the Exercise Price shall be made by cash or check. If the Common Stock is registered under Section 12 of the Exchange Act at the time the Option is exercised, then the Exercise Price may also be paid as follows:

i) if permitted by the Administrator in advance of the exercise, in Shares held by the Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

ii) through a special sale and remittance procedure pursuant to which the Optionee (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (1) to a Company-designated brokerage firm to effect the immediate sale of the purchased Option Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Option Shares plus all applicable withholding obligations for Tax-Related Items (as defined in Section 6(c) below) and (2) to the Company to deliver the certificates for the purchased Option Shares directly to such brokerage firm in order to complete the sale.

(c) Responsibility for Taxes. The Optionee acknowledges that, regardless of any action taken by the Company and/or the Service Recipient, the ultimate liability for any and all income tax (including U.S. and non-U.S. federal, state, and/or local taxes), social insurance, fringe benefit tax, payroll tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee or deemed by the Company or the Service Recipient in their reasonable discretion to be an appropriate charge to the Grantee even if legally applicable to the Company or the Service Recipient (the “Tax-Related Items”) is and remains the Optionee’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Optionee further acknowledges that the Company and the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax Related-Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of this Option, the subsequent sale of Option Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of this Option to reduce or eliminate the Optionee’s liability for Tax Related-Items. Further, if the Optionee is subject to tax in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Related-Items in more than one jurisdiction.

Prior to the relevant taxable or tax withholding event, as applicable, the Optionee agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Optionee’s wages or other compensation payable to the Optionee by the Company or the Service Recipient, (ii) withholding from proceeds of the sale of Option Shares acquired upon the exercise of this Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent), (iii) withholding from the Option Shares otherwise issuable at exercise of this Option, or (iv) any method determined by the Committee to be in compliance with applicable laws.

The Company and/or Service Recipient may withhold or account for Tax-Related Items by considering statutory withholding rates or other applicable withholding rates, including maximum rates applicable in the Optionee’s jurisdiction. In the event of over-withholding, the Optionee may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Option Shares), or if not refunded, the Optionee may seek a refund from local tax authorities. In the event of under-withholding, the Optionee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding Option Shares, for tax purposes, the Optionee is deemed to have been issued the full number of Option Shares subject to the exercised Option, notwithstanding that a number of Option Shares is held back solely for the purpose of paying the Tax Related Items.

The Optionee agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Option Shares or the proceeds from the sale of the Option Shares acquired upon exercise of this Option, if the Optionee fails to comply with his or her obligations in connection with the Tax Related Items.

(d) Securities Laws Restrictions. Unless the Option Shares are covered by an effective registration statement under the Securities Act at the time of exercise of the Option, the

Option Shares shall constitute “restricted securities,” as such term is defined in Rule 144 of the Securities Act. The Optionee acknowledges that (i) the Option Shares have not been registered under the Securities Act or the securities laws of any state, (ii) there may not exist a market for resale of the Option Shares, and (iii) such Option Shares may need to be held indefinitely unless the Option Shares are subsequently registered under the Securities Act or an exemption from registration is available. The Company shall have no obligation to register the Option Shares under the Securities Act or otherwise. In connection with any transfer of Option Shares, the Company may require the Optionee to provide to the Company at its expense an opinion of counsel, satisfactory to the Company, that such transfer is in compliance with all applicable federal and state securities laws (including, without limitation, the Securities Act). Any attempted disposition of Option Shares not in accordance with the terms and conditions of this Section 6(d) shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Option Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Option Shares.

7. Nature of Grant. In accepting the grant of this Option, the Optionee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of this Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past;

(c) all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;

(d) the Optionee is voluntarily participating in the Plan;

(e) if the Optionee is not a Service Provider to the Company, the grant of this Option and the Optionee’s participation in the Plan shall not create a right to employment or be interpreted as forming a service relationship with the Company;

(f) this Option and the Option Shares, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g) this Option and the Option Shares, and the income from and value of same, are not part of normal or expected compensation for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(h) unless otherwise agreed with the Company in writing, this Option and the Option Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Optionee may provide as a director of a Subsidiary;

(i) the future value of the underlying Option Shares is unknown, indeterminable and cannot be predicted with certainty;

(j) if the underlying Option Shares do not increase in value, this Option will have no value;

(k) if the Optionee exercises this Option and acquires Option Shares, the value of such Option Shares may increase or decrease in value, even below the Exercise Price;

(l) no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of the Optionee’s status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or otherwise providing services or the terms of the Optionee’s employment or other service agreement, if any); and

(m) neither the Company, the Service Recipient nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of this Option or of any amounts due to the Optionee pursuant to the exercise of this Option or the subsequent sale of any Shares acquired upon exercise.

8. Lock-Up Agreement. The Optionee hereby agrees that the Optionee will not, without the prior written consent of the managing underwriter of any Public Offering, during the period commencing on the date of the final prospectus relating to such Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed (i) one hundred and eighty (180) days (or in the case of a Public Offering for which the rules of the NASD or any other regulatory authority or stock exchange having jurisdiction over the securities of the Company are applicable, such longer period as the underwriters or the Company shall require in order to facilitate compliance with NASD Rule 2711 or other rule, as the case may be) with respect to the Company’s initial Public Offering and (ii) ninety (90) days with respect to a Public Offering other than the initial Public Offering): (A) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Option Shares or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Option Shares, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The underwriters in connection with any Public Offering are intended third party beneficiaries of this Section 8 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Optionee further agrees to execute such agreements as may be reasonably requested by the underwriters in any Public Offering that are consistent with this Section 8 or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Option Shares until the end of such period.

9. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of Shares acquired upon exercise. The Optionee understands and agrees that the Optionee should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

10. Rights as Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement and the Exercise Notice.

11. No Guarantee of Continuing Service. Neither the grant of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of the Company, the Service Recipient or any Subsidiary to employ or retain the Optionee for any period and shall not interfere with the ability of the Company or the Service Recipient, as applicable, to terminate the Optionee’s status as a Service Provider.

12. Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

13. Governing Law and Venue. The Option grant and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, U.S.A., excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Option or this Agreement to the substantive law of another jurisdiction. For purposes of litigating any dispute that arises under this Option grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, U.S.A., agree that such litigation shall be conducted exclusively in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, where this grant is made and/or to be performed, and no other courts.

14. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents relating to the Company, the Plan or this Option, and any other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission), by email or other electronic means. The Optionee hereby consents to (i) conduct business electronically, (ii) receive such documents and notices by such electronic delivery and (iii) sign documents electronically, and the Optionee hereby agrees to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Optionee acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents.

15. Language. The Optionee acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is proficient in the English language, so as to enable the Optionee to understand the provisions of this Agreement and the Plan. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

16. Amendments. This Agreement may not be orally amended, modified or terminated, nor shall any oral waiver of any of its terms be effective. Subject to Sections 19 and 21 below, this Agreement may be amended, modified or terminated only by an agreement in writing signed by the Company and the Optionee.

17. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

18. Addendum. Notwithstanding any provision of this Global Stock Option Agreement to the contrary, this Option shall be subject to any additional terms and conditions for the Optionee’s country set forth in the Addendum. Moreover, if the Optionee relocates to one of the countries included in the Addendum, the additional terms and conditions for such country will apply to the Optionee to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement.

19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on this Option, any payment made pursuant to this Option, and the Optionee’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20. Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach, whether or like or different nature.

21. Compliance with Law. Notwithstanding any other provision in the Plan or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the Common Stock, the Company shall not be required to permit the exercise of this Option and/or deliver any Shares prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities, exchange control or other applicable law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the Common Stock with the SEC or any state or non U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Optionee agrees that the Company shall have unilateral authority to amend this Agreement without the Optionee’s consent to the extent necessary to comply with securities or other laws applicable to the issuance of Shares.

22. Exchange Control, Foreign Asset/Account and/or Tax Reporting. The Optionee acknowledges that there may be certain exchange control, foreign asset/account and/or tax reporting requirements which may affect the Optionee’s ability to acquire or hold Shares or cash received from participating in the Plan (including the proceeds from the sale of Shares and the receipt of any dividends paid on Shares) in a brokerage or bank account outside the Optionee’s country. The Optionee may be required to report such accounts, assets or related transactions to the tax or other authorities in the Optionee’s country. The Optionee also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Optionee’s country within a certain time after receipt. The Optionee acknowledges that it is the Optionee’s responsibility to comply with such regulations and that the Optionee should speak to his or her personal advisor on this matter.

23. Insider Trading/Market Abuse. The Optionee may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Option Shares may be listed and in applicable jurisdictions, including the United States, the Optionee’s country and the designated broker’s country, which may affect the Optionee’s ability to accept, acquire, sell or otherwise dispose of Option Shares, rights to Option Shares (e.g., this Option) or rights linked to the value of Option Shares under the Plan during such times that the Optionee is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the Optionee’s country). Furthermore, the Optionee understands that he or she may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Optionee acknowledges that it is the Optionee’s responsibility to comply with any applicable restrictions and that the Optionee should speak to his or her personal advisor on this matter.

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24. Representation of Optionee. The Optionee (a) acknowledges that a copy of the Plan has been made available to the Optionee; (b) represents that he or she has read and is familiar with the terms and provisions thereof, has had an opportunity to obtain the advice of counsel of his or her choice prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan; (c) accepts this Option subject to all of the terms and provisions thereof; and (d) agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.

Submitted by:	Accepted by:

OPTIONEE	HINGE HEALTH, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

[Signature Page to Stock Option Agreement]

SCHEDULE 1

VESTING SCHEDULE

Subject to Section 4, the Option shall vest as follows: [_]

ADDENDUM TO THE

HINGE HEALTH, INC.

GLOBAL STOCK OPTION AGREEMENT

Capitalized terms used but not defined in this Addendum have the meanings set forth in the Plan and the Global Stock Option Agreement (the “Option Agreement”).

Terms and Conditions

This Addendum includes additional terms and conditions that govern the Option if the Optionee resides and/or works in one of the countries listed below. If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Optionee is currently residing and/or working, or if the Optionee transfers to another country after the Grant Date, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Optionee.

Notifications

This Addendum also includes information regarding securities, exchange control, tax and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of June 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information contained herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time the Optionee exercises this Option or at the time the Optionee sells the Shares acquired upon the exercise of this Option. In addition, the information is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result; therefore, the Optionee should seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to the Optionee’s individual situation.

If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Optionee currently residing and/or working, or if the Optionee transfers to another country after the Grant Date, the notifications contained herein may not be applicable to the Optionee in the same manner.

ALL EUROPEAN UNION/EUROPEAN ECONOMIC AREA COUNTRIES AND

UNITED KINGDOM

Notifications

Data Privacy Notification.

(a) General. The Company is located at 465 California Ave, Floor 14, San Francisco, CA 94104, U.S.A., and grants Options to acquire Option Shares under the Plan to certain Service Providers, at its sole discretion. In conjunction with the Company’s grant of the Option under the Plan and its ongoing administration of such award, the Company is providing the following information about its data collection, processing and transfer practices, which the Optionee should carefully review.

(b) Purposes and Legal Bases of Processing. The Company processes Data (as defined below) for the purpose of administering and managing the Optionee’s participation in the Plan and facilitating compliance with applicable tax, exchange control, securities and labor law. The legal basis for the collection, use and other processing of Data by the Company and the third-party service providers described below is the necessity of such collection, use and processing for the Company to perform its contractual obligations under this Agreement and for the Company’s legitimate business interests of implementing and managing the Plan and generally administering employee equity awards.

(c) Data Collection and Usage. The Company and the Service Recipient may collect, process and use the following types of personal information about the Optionee: the Optionee’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, details of all stock options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (“Data”).

(d) Stock Plan Administration Service Providers. The Company may transfer Data to third parties, such as Carta, which assist the Company with the implementation, administration and management of the Plan. The Optionee may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to the ability to participate in the Plan.

(e) International Data Transfers. Certain of the Company’s operations, including its internal stock plan administration, and its service providers are based in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States. The United States is subject to adequacy decisions by the European Commission acknowledging that the United States provides an adequate level of protection for personal data transferred to organization in the United States that have self-certified under certain Privacy Shield Frameworks. The Company is not currently certified under the EU/U.S. Privacy Shield Framework. Therefore, the Optionee understands and acknowledges that his or her Data may not have an equivalent level of protection as compared to the Optionee’s country. The legal basis for the transfer of Data to the Company and its third-party service providers is the necessity of such transfer for the Company to perform its contractual obligations under this Agreement and for the Company’s legitimate business interests of implementing and managing the Plan and generally administering employee equity awards.

(f) Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, securities and labor law. This means Data may be retained after the Optionee’s status as a Service Provider is terminated.

(g) Data Subject Rights. The Optionee may have a number of rights under data privacy laws in the Optionee’s jurisdiction. Depending on where the Optionee is based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in the Optionee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, the Optionee can contact the Optionee’s local human resources representative.

(h) Contractual Requirement. Where necessary, the Optionee’s provision of Data and its processing as described above is a contractual requirement for the Optionee to participate in the Plan. The Optionee’s participation in the Plan and his or her acceptance of this Option is purely voluntary. The Optionee can refuse to provide Data, as a result of which the Optionee will not be able to participate in the Plan, but the Optionee’s career and salary will not be affected in any way.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 6(c) of the Option Agreement:

Without limitation to Section 6(c) of the Option Agreement, the Optionee hereby agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Service Recipient or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also agrees to indemnify the Company and/or the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.

Notwithstanding the foregoing, if the Optionee is an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the Optionee may not be able to indemnify the Company or the Service Recipient for the amount of any income tax not collected from or paid by the Optionee, as it may be considered a loan.. In this case, the amount of any uncollected income tax may constitute a benefit to the Optionee on which additional income tax and National Insurance contributions (“NICs”) may be payable. The Optionee acknowledges that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to the HMRC under the self-assessment regime and for paying the Company or the Service Recipient, as applicable, for the value of any employee NICs due on this additional benefit, which the Company or the Service Recipient may recover from Participant by any of the means referred to in Section 6(c) of the Option Agreement.

Section 431 Election. As a condition of participation in the Plan and the exercise of the Option, the Optionee agrees that, jointly with the Service Recipient, the Optionee shall enter into a joint election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “Restricted Securities” (as defined in Sections 423 and 424 of ITEPA 2003), and that the Optionee will not revoke such election at any time. This election will be to treat any Option Shares acquired pursuant to the exercise of the Option as if such Option Shares were not “Restricted Securities” (for U.K. tax purposes only). The form of Section 431 election is attached to this Addendum.

United Kingdom

Section 431 Joint Election Form

Joint Election under s431 ITEPA 2003

for full disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003 One Part Election

1.	Between

the Employee	[insert name of employee]

whose National Insurance Number is	[insert employee Nat. Ins. Number] and

the Company (who is the Employee’s employer)	[insert U.K. entity name]

of Company Registration Number	[insert U.K. company reg. #]

2.	Purpose of Election

This joint election is made pursuant to section 431(1) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the purposes of income tax and National Insurance contributions (“NICs”), the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. Additional income tax will be payable as a result of this election (with PAYE withholding and NICs being applicable where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that income tax/NICs that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the income tax/NICs due by reason of this election. Should this be the case, there is no income tax/NICs relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.	Application

This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities	[insert number]

Description of securities	Common Stock

Name of issuer of securities	Hinge Health, Inc.

To be acquired by the Employee on or after the date of this Election under the terms of the Hinge Health, Inc. 2017 Equity Incentive Plan.

4.	Extent of Application

This election disapplies S.431(1) ITEPA: All restrictions attaching to the securities.

5.	Declaration

This election will become irrevocable upon the later of its signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.

In signing this joint election, we agree to be bound by its terms as stated above.

/ /

Signature (Employee)	Date

/ /

Signature (for and on behalf of the Company)	Date

Position in company

Note: Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

EXERCISE OF OPTION

SCHEDULE 2

HINGE HEALTH, INC. 2017 EQUITY INCENTIVE

PLAN

EXERCISE NOTICE AND AGREEMENT

Hinge Health, Inc.

465 California Ave, Floor 14

San Francisco, CA 94104

Attention: Chief Executive Officer

1. Exercise of Option. Effective as of today, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option (the “Option”) to purchase        shares of the Common Stock (the “Shares”) of Hinge Health, Inc. (the “Company”) under and pursuant to the Hinge Health, Inc. 2017 Equity Incentive Plan (the “Plan”) and the Global Stock Option Agreement dated , (the “Option Agreement”).

2. Delivery of Payment and Documents. Optionee herewith delivers to the Company (i) a check in the amount of the full purchase price of the Shares, as set forth in the Option Agreement, plus an amount in satisfaction of any withholding obligation for Tax-Related Items (as defined in the Option Agreement) due in connection with the exercise of the Option, (ii) two (2) copies of a blank Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit 1 attached hereto (the “Stock Powers”), both executed by Optionee and Optionee’s spouse, if any, and (iii) an executed signature page to that certain Second Amended and Restated Voting Agreement, dated as of January 10, 2020, as may be further amended or restated from time to time (the “Voting Agreement”), as a “Common Holder” thereunder, evidencing Optionee’s agreement to be bound pursuant to subsection 10.5 of the Plan, in the form of Exhibit 2 attached hereto (the “Joinder”).

3. Company’s Right of First Refusal. Before any Shares held by Optionee or any permitted transferee under this Section 3 (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3 (the “Right of First Refusal”). If the Holder would like to transfer any Shares, the Company may either (i) exercise its Right of First Refusal and purchase the Shares as set forth in this Section 3, (ii) waive its Right of First Refusal and permit the transfer of the Shares to the Proposed Transferee (defined below), or (iii) waive its Right of First Refusal and reject any transfer of the Shares.

(a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee

EXERCISE OF OPTION

(“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, (i) elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below, or (ii) instruct the Optionee that the Company will not exercise its Right of First Refusal and that the Shares may not be transferred to the Proposed Transferee.

(c) Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 3 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) and the Company approves the transfer as provided in this Section 3, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that (i) such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, (ii) any such sale or other transfer is effected in accordance with any applicable securities laws, (iii) the Proposed Transferee agrees in writing that the provisions of this Section 3 and the other terms and conditions of the Option Agreement and this Exercise Notice and Agreement shall continue to apply to the Shares in the hands of such Proposed Transferee and (iv) the Proposed Transferee delivers to the Company an executed Joinder to the Voting Agreement evidencing the Proposed Transferee’s agreement to be bound pursuant to subsection 10.5 of the Plan. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 3 notwithstanding, the transfer of any or all of the Shares on the Optionee’s death by will to the Optionee’s immediate family or a trust for the benefit of the Optionee’s immediate family or pursuant to the laws of descent and distribution shall be exempt from the provisions of this Section 3. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 3 and the other terms and conditions of the Option Agreement and this Exercise Notice and Agreement, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

(g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) consummation of an initial Public Offering (as defined in the Option Agreement), or (ii) consummation of a Corporate Transaction (as defined in the Plan).

4. Additional Restrictions Upon Share Ownership or Transfer.

(a) Rights as a Stockholder. Subject to the terms and conditions of this Exercise Notice and Agreement, Optionee will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date that Shares are issued to Optionee until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Right of First Refusal. Upon an exercise of the Right of First Refusal, Optionee will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Exercise Notice and Agreement, and Optionee will promptly surrender the stock certificate(s) (if any) evidencing the Shares so purchased to the Company for transfer or cancellation.

(b) Escrow. As security for Optionee’s faithful performance of this Exercise Notice and Agreement, Optionee agrees, immediately upon receipt of the stock certificate(s) (if any) evidencing the Shares, to deliver such certificate(s) (if any), together with the Stock Powers executed by Optionee and by Optionee’s spouse, if any (with the date, name of transferee, stock certificate number and number of Shares left blank), to the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) (if any) and Stock Powers in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Exercise Notice and Agreement. Optionee and the Company agree that Escrow Holder will not be liable to any party to this Exercise Notice and Agreement (or to any other person or entity) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Exercise Notice and Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Exercise Notice and Agreement. The Shares will be released from escrow upon termination of the Right of First Refusal.

(c) Encumbrances on Shares. Optionee may grant a lien or security interest in, or pledge, hypothecate or encumber Shares only if each party to whom such lien or security interest is granted, or to whom such pledge, hypothecation or other encumbrance is made, agrees in a writing satisfactory to the Company that: (i) such lien, security interest, pledge, hypothecation or encumbrance will not apply to such Shares after they are acquired by the Company and/or its assignees pursuant to the Right of First Refusal or otherwise; and (ii) the provisions of Section 3 and this Section 4 will continue to apply to such Shares in the hands of such party and any transferee of such party.

(d) Restrictions on Transfers. Optionee hereby agrees that Optionee shall make no disposition of the Shares (other than as permitted by this Exercise Notice and Agreement) unless and until:

(i) Optionee shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(ii) Optionee shall have complied with all requirements of the Option Agreement this Exercise Notice and Agreement applicable to the disposition of the Shares, including but not limited to the Right of First Refusal in this Exercise Notice and Agreement and the Lock-Up Agreement in Section 8 of the Option Agreement; and

(iii) Optionee shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (1) the proposed disposition does not require registration of the Shares under the Securities Act or under any state securities laws, and (2) all appropriate actions necessary for compliance with the registration and qualification requirements of the Securities Act and any state securities laws, or of any exemption from registration or qualification, available thereunder (including Rule 144) have been taken.

Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Exercise Notice and Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Exercise Notice and Agreement and that the transferred Shares are subject to the Right of First Refusal in this Exercise Notice and Agreement and the Lock-Up Agreement in Section 8 of the Option Agreement, to the same extent such Shares would be so subject if retained by the Optionee.

5. Superseding Transfer Restrictions. Notwithstanding anything to the contrary set forth in this Exercise Notice and Agreement, Optionee hereby agrees to be bound by any and all restrictions on transfer of the Shares as set forth in the Company’s Bylaws (as may be amended from time to time) and that such transfer restrictions shall supersede all other agreements, whether written or oral, in place by and between the Company and Optionee regarding the transfer of the Shares.

6. Tax Consultation. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

7. Investment Representations. In connection with the purchase of the above-listed Shares, the undersigned Optionee represents to the Company the following:

(a) Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Optionee is acquiring these Securities for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) Optionee acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. Optionee further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Shares. Optionee understands that the certificate evidencing the Shares shall be imprinted with any legend required under applicable state securities laws.

(c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

8. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE AND AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

(b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice and Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

9. Waiver of Statutory Information Rights. The Optionee acknowledges and understands that, upon exercise of this option, but for the waiver made herein, the Optionee would be entitled, upon written demand under oath stating the purpose thereof, to inspect for any proper purpose, and to make copies and extracts from, the Company’s stock ledger, a list of its stockholders, and its other books and records, and the books and records of subsidiaries of the Company, if any, under the circumstances and in the manner provided in Section 220 of the Delaware General Corporation Law (any and all such rights, and any and all such other rights of the Optionee as may be provided for in Section 220, the “Inspection Rights”). In light of the foregoing, until the first sale of the Company’s Common Stock to the general public pursuant to a registration statement filed with and declared effective by the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, the Optionee hereby unconditionally and irrevocably waives the Inspection Rights, whether such Inspection Rights would be exercised or pursued directly or indirectly pursuant to Section 220 or otherwise, and covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights. The foregoing waiver applies to the Inspection Rights of the Optionee in Optionee’s capacity as a stockholder and shall not affect any rights of a director, in his or her capacity as such, under Section 220. The foregoing waiver shall not apply to any contractual inspection rights of the Optionee under any written agreement with the Company.

10. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice and Agreement to single or multiple assignees, and this Exercise Notice and Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice and Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

11. Interpretation. Any dispute regarding the interpretation of this Exercise Notice and Agreement shall be submitted by Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

12. Governing Law; Venue; Severability. This Exercise Notice and Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. For purposes of litigating any dispute that arises under this Option grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, U.S.A., agree that such litigation shall be conducted exclusively in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, where this grant is made and/or to be performed, and no other courts. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice and Agreement shall continue in full force and effect.

13. Entire Agreement. The Plan and the Option Agreement are incorporated herein by reference. This Exercise Notice and Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:
OPTIONEE	HINGE HEALTH, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

Date Received

Exhibit 1

STOCK POWER AND ASSIGNMENT

SEPARATE FROM STOCK CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Exercise Notice and Agreement dated as of         ,   , (the “Agreement”), the undersigned hereby sells, assigns and transfers unto                      ,                     shares of the Common Stock of Hinge Health, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).    delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE OPTION AGREEMENT, THE EXERCISE NOTICE AND AGREEMENT AND ANY SCHEDULES AND EXHIBITS THERETO.

Dated:        ,

OPTIONEE

(Signature)

(Please Print Name)

(Spouse’s Signature, if any)

(Please Print Spouse’s Name)

Instructions to Optionee: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company to acquire the shares to exercise its “Right of First Refusal” set forth in the Exercise Notice and Agreement without requiring additional signatures on the part of the Optionee or Optionee’s Spouse, if any.

The parties have executed this Second Amended and Restated Voting Agreement as of the date first written above.

COMMON HOLDER:

[NAME]

(Signature)

Address:

Email:

HINGE HEALTH, INC.

2017 EQUITY INCENTIVE PLAN

FORM OF GLOBAL RESTRICTED STOCK UNIT AWARD NOTICE

Hinge Health, Inc. (the “Company”) has granted to you an award of Restricted Stock Units (the “Award”). The Award is subject to all the terms and conditions set forth in this Global Restricted Stock Unit Award Notice (this “RSU Notice”), the Global Restricted Stock Unit Award Agreement (the “RSU Agreement”), including any additional terms and conditions for your country set forth in the Appendix attached hereto (the “Appendix” and, together with the RSU Agreement, the “Agreement”), and the Company’s 2017 Equity Incentive Plan (the “Plan”), all of which are attached to and incorporated into this RSU Notice in their entirety. Capitalized terms used but not defined in this RSU Notice have the same meanings as in the Plan.

Grantee:

Grant Date:	[To insert applicable date]

Number of Restricted Stock Units (“RSUs”):

Vesting Commencement Date:

Liquidity Event Deadline:	[Insert date that is 7th Anniversary of the Grant Date]

Vesting Schedule: Two vesting requirements must be satisfied on or prior to the Liquidity Event Deadline in order for any RSUs to become vested RSUs (“Vested RSUs”) and eligible for payment, as set forth below:

1.	Time Vesting: Subject to your continuous employment or service with the Company or a Subsidiary (“Continuous Service”), the RSUs will time vest as to

[CLIFF: [_]% of the total RSUs on the [one-year] anniversary of the Vesting Commencement Date, and thereafter, [_]th of the total RSUs will time vest each [quarter/month] thereafter [([_], on the first day of the applicable [_])], such that the RSUs will be fully vested on the [_] anniversary of the Vesting Commencement Date.]

[NO CLIFF: [_]th of the total RSUs will time vest each [quarter/month] [([_], on the first day of the applicable [_])], such that the RSUs will be fully vested on the [_] anniversary of the Vesting Commencement Date.]

Any fractional RSUs will be rounded down to the nearest whole RSU on a vest date. The portion of the RSUs that have satisfied the time vesting requirement (the “Time Vesting Requirement”) are referred to as the “Time-Vested RSUs.”

AND

2.

Liquidity Event Vesting: The RSUs will satisfy the Liquidity Event vesting requirement (the “Liquidity Event Requirement”) only upon a Liquidity Event that occurs on or prior to the Liquidity Event Deadline.

“Liquidity Event” means the earlier to occur of (a) a Corporate Transaction (as defined in the Plan, provided that the transaction is also a “change in control event” under U.S. Treasury Regulation Section 1.409A-3(i)(5)(v) or (vii)); (b) the effective date of a registration statement filed under the Securities Act relating to the primary initial public offering of a class of the Company’s securities, including a registration statement in connection with a direct listing (an “IPO”); or (c) the acquisition of the Company by a special purpose acquisition company (“SPAC”), the shares of which, immediately following the consummation of such acquisition, are publicly listed for trading (a “SPAC Transaction”).

Effect of Liquidity Event: Upon a Liquidity Event, the RSUs that have satisfied the Time Vesting Requirement as of such date will be treated as Vested RSUs. After a Liquidity Event, the unvested RSUs will continue to vest based only on the Time Vesting Requirement in accordance with the schedule above, subject to your Continuous Service and subject to earlier termination in the event of a Corporate Transaction. If the Liquidity Event Requirement is not satisfied on or prior to the Liquidity Event Deadline, all your RSUs (even those that have satisfied the Time Vesting Requirement) will be automatically forfeited to the Company for no consideration.

Settlement of RSUs: Any Vested RSUs will be settled in accordance with Section 3 of the RSU Agreement.

Termination of Continuous Service: The effect of termination of your Continuous Service is set forth in Section 2 of the RSU Agreement.

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, this RSU Notice, the RSU Agreement and the Plan. You further acknowledge that the vesting of the RSUs pursuant to this RSU Notice and the RSU Agreement is conditioned on both your Continuous Service and the occurrence of a Liquidity Event. You further acknowledge that as of the Grant Date, this RSU Notice, the RSU Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject (subject to the terms of any vesting acceleration provisions applicable to you).

HINGE HEALTH, INC.	GRANTEE

By:	[Grantee Name]
Its:

Incorporated Documents:

1.	Global Restricted Stock Unit Award Agreement

2.	Appendix to Global Restricted Stock Unit Award Agreement

3.	Hinge Health, Inc. 2017 Equity Incentive Plan

HINGE HEALTH, INC.

2017 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to your Global Restricted Stock Unit Award Notice (the “RSU Notice”) and this Global Restricted Stock Unit Award Agreement (this “RSU Agreement”), including any additional terms and conditions for your country set forth in the Appendix attached hereto (the “Appendix,” and together with the RSU Notice and this RSU Agreement, this “Agreement”), Hinge Health, Inc. (the “Company”) has granted you an award of Restricted Stock Units (the “Award” or “RSU(s)”)) under its 2017 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units indicated in your RSU Notice. Capitalized terms used but not defined in the RSU Notice or this RSU Agreement have the same meanings as in the Plan. Additional terms used in this Agreement are defined in Section 24.

The details of the Award are as follows:

1. Vesting

The Award will vest and become payable according to the vesting schedule (the “Vesting Schedule”) set forth in the RSU Notice. The Vesting Schedule requires satisfaction of both a Time Vesting Requirement and a Liquidity Event Requirement. RSUs that have satisfied both vesting requirements are referred to as “Vested RSUs.” RSUs that have not vested and remain subject to forfeiture under the Vesting Schedule are referred to as “Unvested RSUs.” Following a Liquidity Event, any then outstanding Unvested RSUs will continue to vest and become Vested RSUs in accordance with the Time Vesting Requirement only (as set forth in the RSU Notice, and subject to earlier termination of RSUs in the event of a Corporate Transaction). Each installment of RSUs that becomes vested is a separate       payment for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2).

2. Termination of Continuous Service

(a) Termination Prior to Liquidity Event. Upon termination of your Continuous Service for any reason, any RSUs that are not Time-Vested RSUs as of such date will be automatically forfeited to the Company for no consideration. If your Continuous Service terminates prior to a Liquidity Event for reasons other than for Cause (and if no event occurs following your termination that would constitute a for Cause termination), any Time-Vested RSUs you then hold as of the date of such termination will remain outstanding until the earlier of (a) a Liquidity Event and (b) the Liquidity Event Deadline. If a Liquidity Event does not occur by the Liquidity Event Deadline or if your Continuous Service terminates for Cause (or an event constituting a for Cause termination occurs after termination of your Continuous Service), any RSUs you hold will be immediately forfeited to the Company for no consideration. You will cease to have any rights under any forfeited RSUs.

(b) Termination Following Liquidity Event. Following a Liquidity Event, any RSUs that are not Time-Vested RSUs as of the Termination Date (as defined below) for any reason will be automatically forfeited to the Company for no consideration and you will cease to have any rights thereunder.

(c) Termination Date. For purposes of the RSUs, your Continuous Service will be deemed terminated on the date (the “Termination Date”) you are no longer actively providing services to the Company or any of its Subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid, unlawful or in breach of employment laws in the jurisdiction where you are employed or otherwise providing services or the terms of your employment or other service agreement, if any) and such date will not be extended by any notice period (e.g., your period of Continuous Service will not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or otherwise providing services or the terms of your employment or other service agreement, if any). The Administrator will have the exclusive discretion to determine when you are no longer actively providing services for purposes of your RSUs (including whether you may still be considered to be providing services while on a leave of absence).

3. Settlement of RSUs. One share of the Company’s Common Stock (subject to adjustment in accordance with the terms of the Plan) (each, a “Share”) will be issuable for each Vested RSU within sixty (60) days of becoming a Vested RSU, except that in the event of a Liquidity Event other than a Corporate Transaction, Vested RSUs will be settled in Shares no later than the earlier of (a) the first trading day following expiration of the applicable lock-up period described in Section 8 of this RSU Agreement and (b) March 15th of the year following the year in which the IPO or a SPAC Transaction occurs. Notwithstanding the foregoing, in the event of a Corporate Transaction, the consideration payable upon settlement of RSUs may consist of Shares, other securities or property, cash or a combination of the foregoing.

4. Compliance with Law

(a) You represent and warrant that (i) a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award has been made available to you, (ii) you have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (iii) you have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

(b) Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, Shares will not be issued upon vesting of RSUs prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities, exchange control, tax, data privacy or other law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other U.S. or non-U.S. governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company, in its absolute discretion, deems necessary or advisable.

(c) You understand that the Company is under no obligation to register or qualify the Shares with the SEC or any other U.S. or non-U.S. state or foreign securities commission or to seek approval or clearance from any U.S. or non-U.S. governmental authority for the issuance or sale of the Shares. Further, you agree that the Company will have unilateral authority to amend the Plan and this Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of the Shares.

(d) You hereby agree that you will in no event sell or distribute all or any part of the Shares that you may receive pursuant to settlement of Vested RSUs unless (i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (ii) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to maintain any registration with respect to the Shares with the SEC and has not represented to you that it will so maintain registration of the Shares. Sales of the Shares are also subject to compliance with other laws and regulations, including but not limited to, U.S. and non-U.S. securities, exchange control, insider trading and market abuse laws, and the Company’s insider trading policy.

(e) Any Shares issued under the Award will be endorsed with any legends determined applicable by the Company under securities laws or otherwise.

(f) You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

5. Transfer Restrictions; Corporate Transaction

(a) RSUs may not be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law, during your lifetime.

(b) In the event of an acquisition of the Company pursuant to a Corporate Transaction, you agree, as a condition to the receipt of any consideration with respect to the Vested RSUs in such Corporate Transaction, to execute any agreements that may be required in connection therewith (including transfer restrictions that may apply to the Shares thereafter) and to be bound by the indemnification, escrow and similar arrangements contained in the definitive agreement relating to the Corporate Transaction that are applicable to holders of Common Stock generally.

6. Responsibility for Taxes.

(a) You acknowledge that, regardless of any action taken by the Company and/or your employer, if different (the “Service Recipient”), the ultimate liability for any and all income tax (including U.S. and non-U.S. federal, state, and/or local taxes), social insurance, fringe benefit tax, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Service Recipient in its discretion to be an appropriate charge to you even if legally applicable to the Company or the Service Recipient (“Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company and/or the Service Recipient. As a condition to the issuance of Shares or other consideration pursuant to this Award, you agree to make arrangements satisfactory to the Company and/or the Service Recipient for the satisfaction of any withholding obligations of the Company or the Service Recipient for Tax-Related Items. The Company will have no obligation to issue any Shares or other consideration to you until you satisfy any withholding obligations for Tax-Related Items.

(b) You acknowledge that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including but not limited to, the grant, vesting or settlement of the RSU, the subsequent sale of Shares acquired pursuant to settlement of the RSUs and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate your liability for the Tax-Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By executing the RSU Notice, you agree that you will be deemed to have waived any claims against the Company with respect to any tax consequences related to the RSUs.

(c) Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient, as applicable, to satisfy any withholding obligation for Tax-Related Items. You authorize the Company or the Service Recipient, or their respective agents, at their discretion, and subject to any limitations under applicable law, to satisfy any withholding obligations with regard to all Tax- Related Items by one or a combination of the following:

(i) withholding from your wages or other cash compensation payable to you by the Company and/or the Service Recipient.

(ii) withholding from proceeds of the sale of Shares acquired on settlement of the Vested RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization and without further consent);

(iii) withholding a whole number of Shares otherwise issuable upon settlement of the Vested RSUs;

(iv) requiring a payment from you by cash, check or wire transfer (denominated in U.S. dollars); or

(v) any other arrangement approved by the Administrator and permitted under applicable law.

The Company may withhold or account for Tax-Related Items by considering minimum statutory or other withholding rates, including minimum or maximum rates applicable in your jurisdiction(s). In the event of over-withholding, you may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent value in Common Stock, or if such amounts are not refunded, you may seek a refund from the applicable tax authorities. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authorities or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, you are deemed to have been issued the full number of Shares underlying the Vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

7. Nature of Grant. In accepting the grant of this Award, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of this Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs;

(c) all decisions with respect to future RSU or other grants, if any, will be at the sole discretion of the Company;

(d) you are voluntarily participating in the Plan;

(e) the RSUs and any Shares that may be issuable thereunder, and the income from and value of same, are not intended to replace any pension rights or compensation;

(f) the RSUs and any Shares that may be issuable thereunder, and the income from and value of same, are not part of normal or expected compensation for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(g) unless otherwise agreed with the Company in writing, the RSUs and the Shares that may be issuable thereunder, and the income from and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of a Subsidiary;

(h) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(i) no claim or entitlement to compensation or damages will arise from forfeiture of the RSUs resulting from your termination of Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or otherwise providing services or the terms of your employment or other service agreement, if any).

8. Lock-Up Agreement. You hereby agree that you will not, without the prior written consent of the managing underwriter of any Public Offering, during the period commencing on the date of the final prospectus relating to such Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed (a) one hundred and eighty (180) days (or in the case of a Public Offering for which the rules of the NASD or any other regulatory authority or stock exchange having jurisdiction over the securities of the Company are applicable, such longer period as the underwriters or the Company will require in order to facilitate compliance with NASD Rule 2711 or other rule, as the case may be) with respect to the Company’s IPO and (b) ninety (90) days with respect to a Public Offering other than the IPO): (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The underwriters in connection with any Public Offering are intended third party beneficiaries of this Section 8 and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. You further agree to execute such agreements as may be reasonably requested by the underwriters in any Public Offering that are consistent with this Section 8 or that are necessary to give further effect thereto. In the event of a SPAC Transaction, you agree to the foregoing requirements during the period commencing on the date of the consummation of the SPAC Transaction and ending on the date specified by the Company in connection with the SPAC Transaction and agree to execute such agreements as may be reasonably requested by Company or any party to the SPAC Transaction that are consistent with this Section 8 or that are necessary to give further effect thereto.

In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to the Shares until the end of such period.

9. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding your participation in the Plan, or your acquisition or sale of any Shares or other consideration acquired upon settlement of the RSUs. You understand and agree that you should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

10. Rights as Stockholder. You will have no rights as a stockholder with respect to the RSUs unless and until the date of issuance under the Plan of Shares in settlement of Vested RSUs.

11. No Guarantee of Continuing Service. Neither the grant of the RSUs evidenced by this Agreement nor any term or provision of this Agreement will constitute or be evidence of any understanding, express or implied, on the part of the Company, the Service Recipient or any Subsidiary to employ or retain you for any period and will not interfere with the ability of the Company or the Service Recipient, as applicable, to terminate your status as a Service Provider.

12. Notices. All notices, requests, consents and other communications will be in writing and will be deemed given when delivered personally, by facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or you will be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

13. Governing Law and Venue. The RSUs and the provisions of this Agreement are governed by, and subject to, the laws of the State of Delaware, U.S.A., excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the RSUs or this Agreement to the substantive law of another jurisdiction. For purposes of litigating any dispute that arises under this RSU grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, U.S.A., agree that such litigation will be conducted exclusively in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California, where this grant is made and/or to be performed, and no other courts.

14. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents relating to the Company, the Plan or the RSUs, and any other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the SEC), by email or other electronic means. You hereby consent to (a) conduct business electronically, (b) receive such documents and notices by such electronic delivery and (c) sign documents electronically, and you hereby agree to participate through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. You acknowledge that you may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with your ability to access the documents.

15. Language. You acknowledge that you are proficient in the English language, or have consulted with an advisor who is proficient in the English language, so as to enable your ability to understand the provisions of this Agreement and the Plan. If you have received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

16. Amendments. This Agreement may not be orally amended, modified or terminated, nor will any oral waiver of any of its terms be effective. Subject to Sections 4 and 19 of this RSU Agreement, this Agreement may be amended, modified or terminated only by an agreement in writing signed by the Company and you.

17. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

18. Appendix. Notwithstanding any provision of this RSU Agreement to the contrary, the RSUs will be subject to any additional terms and conditions for your country, if applicable, set forth in the Appendix. Moreover, if you relocate to another country, additional terms and conditions may apply to you to the extent the Company determines, in its sole discretion, that such terms and conditions are necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

19. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the RSUs, any payment made pursuant to the RSUs, and your participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20. Waiver. You acknowledge that a waiver by the Company of breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach, whether or like or different nature.

21. Insider Trading/Market Abuse. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares may be listed and in applicable jurisdictions, including the United States, your country (if different) and the designated broker’s country, which may affect your ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares or rights linked to the value of Shares under the Plan during such times that you are considered to have “inside information” regarding the Company (as defined by the laws or regulations in your country). Furthermore, you understand that you may be prohibited from (a) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (b) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions and that you should speak to your personal advisor on this matter.

22. Other.

(a) Assignment. The Company may assign its rights under this Agreement at any time, whether or not such rights are then exercisable, to any person or entity selected by the Administrator. This Agreement will inure to the benefit of the successor and assigns of the Company and, subject to the transfer restrictions herein, be binding upon you and your heirs, executors, administrators, successors and assigns, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

(b) Unsecured Obligation. The RSUs are unfunded, and even as to any Vested RSUs, you will be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares or other consideration pursuant to this Agreement. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

(c) Recoupment. The RSUs are subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

(e) Section 409A (Applicable Only to U.S. Taxpayers). Payments made pursuant to this Agreement are intended to qualify for an exemption from the requirements of Section 409A of the Code, including U.S. Treasury Regulations Section 1.409A-1(b)(4) and - 1(b)(9), to the extent Section 409A of the Code is applicable thereto. To the extent you are a U.S. taxpayer, this Agreement will be interpreted, operated and administered in a manner consistent with this intention. If this Agreement is not so exempt, the Company intends that this Agreement be interpreted, operated and administered in a manner that is compliant with Section 409A of the Code and any official guidance issued thereunder. Without limiting the generality of the foregoing, each payment made pursuant to this Agreement will be treated as a separate payment for purposes of Section 409A of the Code. Notwithstanding any other provision in this Agreement or the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but will not be required, to unilaterally amend or modify this Agreement so that payments made pursuant to this Agreement qualify for exemption from or comply with Section 409A of the Code. However, the Company makes no representations that payments made pursuant to this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to payments made under this Agreement.

23. Definitions.

(a) “Cause” means, with respect to your termination of employment or service, the term “Cause” (or similar term) that is expressly defined in a then-effective written agreement between you and the Company or a Service Recipient, as applicable, or in the absence of such a definition, “Cause” means your (i) performance of any act or failure to perform any act in bad faith and to the material detriment of the Company or any Subsidiary, as determined by the Administrator; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or any Subsidiary; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. Any determination by the Administrator of a termination with or without Cause for purposes of the Award will have no effect on any determination of your or the Company’s rights or obligations for any other purpose.

(b) “Public Offering” means a firm commitment public offering of the Common Stock pursuant to a registration statement filed with, and declared effective by, the SEC.

(c) “Service Recipient” means the Subsidiary that employs you or for which you otherwise provide services.

24. Representation. You (a) acknowledge that a copy of the Plan has been provided to you; (b) represent that you have read and are familiar with the terms and provisions thereof, have had an opportunity to obtain the advice of counsel of your choice prior to executing this Agreement and fully understand all provisions of this Agreement and the Plan; (c) accept the RSUs subject to all of the terms and provisions thereof; and (d) agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.

Submitted by:	Accepted by:

Grantee	HINGE HEALTH, INC.

Signature	By

Print Name	Print Name

Title

Address:	Address:

APPENDIX

TO

HINGE HEALTH, INC. 2017 EQUITY INCENTIVE PLAN

GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT

Capitalized terms used but not otherwise defined in this Appendix will have the meanings set forth in the Hinge Health, Inc. 2017 Equity Incentive Plan (the “Plan”), the Global Restricted Stock Unit Award Notice (the “RSU Notice”) and the Global Restricted Stock Unit Award Agreement (the “RSU Agreement”).

Terms and Conditions

This Appendix includes additional terms and conditions that govern the Award if you reside and/or work in one of the countries listed below. If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if your transfer residence and/or service to another country after the grant of the Award, the Company will, in its discretion, determine to what extent the additional terms and conditions contained herein apply to you.

Notifications

This Appendix also includes information regarding securities, exchange control, tax and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of May 2023. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information contained herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time RSUs vest, if any, or at the time you sell any Shares acquired under the Plan. In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Therefore, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your individual situation.

If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you transfer residence and/or service to another country after the grant of the Award, the information contained herein may not be applicable to you in the same manner.

You acknowledge that you have been advised to seek appropriate professional advice as to how the relevant securities, exchange control, and tax laws of your country of residency and/or citizenship may apply to your individual situation.

GLOBAL PROVISIONS APPLICABLE TO NON-U.S. GRANTEES

Terms and Conditions

1. Exchange Control, Foreign Asset/Account and/or Tax Reporting. You acknowledge that there may be certain exchange control, foreign asset/account and/or tax reporting requirements which may affect your ability to acquire or hold Shares or cash received from participating in the Plan (including the proceeds from the sale of Shares and the receipt of any dividends paid on Shares) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or related transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to your country within a certain time after receipt. You acknowledge that it is your responsibility to comply with such regulations and that you should speak to your personal advisor on this matter.

2. Foreign Exchange Considerations. You understand and agree that neither the Company and/or Subsidiary of the Company shall be liable for any foreign exchange rate fluctuation between your local currency and the U.S. dollar that may affect the value of the RSUs, or of any amounts due to you under the Plan or as a result of vesting in the RSUs and/or the subsequent sale of any Shares acquired under the Plan. You agree and acknowledge that you will bear any and all risk associated with the exchange or fluctuation of currency associated with your participation in the Plan. You acknowledge and agree that you may be responsible for reporting inbound transactions or fund transfers that exceed a certain amount. You are advised to seek appropriate professional advice as to how the exchange control regulations apply to the RSUs and your specific situation and understand that the relevant laws and regulations can change frequently and occasionally on a retroactive basis.

3. Nature of Grant. The following provisions supplement Section 7 of the RSU Agreement:

(a) unless otherwise provided in the Plan or by the Administrator in its discretion, the RSUs and the benefits evidenced by the RSU Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and

(b) in the event you are not an employee of the Company, you understand and agree that neither the offer to participate in the Plan, nor your participation in the Plan, will be interpreted to form an employment contract or relationship with the Company, and furthermore, nothing in the Plan, the RSU Agreement nor your participation in the Plan will be interpreted to form an employment contract with the Company.

4. Data Privacy.

(a) General. The Company is located at 455 Market Street, Suite 700, San Francisco, CA 94105, U.S.A., and grants RSUs under the Plan to certain Grantees, at its sole discretion. In conjunction with the Company’s grant of the RSUs under the Plan and its ongoing administration of such Award, the Company is providing the following information about its data collection, processing and transfer practices, which you should carefully review.

(b) Purposes and Legal Bases of Processing. The Company processes Data (as defined below) for the purpose of administering and managing your participation in the Plan and facilitating compliance with applicable tax, exchange control, securities and labor laws. The legal basis for the collection, use and other processing of Data by the Company and the third-party service providers described below is the necessity of such collection, use and processing for the Company to perform its contractual obligations under the RSU Agreement and for the Company’s legitimate business interests of implementing and managing the Plan and generally administering employee equity awards.

(c) Data Collection and Usage. The Company and the Service Recipient may collect, process and use the following types of personal information about you: your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, details of all stock options, RSUs, or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”).

(d) Stock Plan Administration Service Providers. The Company may transfer Data to its current independent stock-plan administrator eShares, Inc. dba Carta, Inc. (“Carta”) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Plan. You further acknowledge that you may access your account through Carta and your services provided by Carta are subject to the privacy policy located at https://carta.com/privacy-policy/. such as Carta, which assists the Company with the implementation, administration and management of the Plan. You may be asked to agree on separate terms and data processing practices with the service provider, with such agreement being a condition to your ability to participate in the Plan.

(e) International Data Transfers. Certain of the Company’s operations, including its internal stock plan administration, and its service providers are based in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States. The legal basis for the transfer of Data to the Company and its third-party service providers is the necessity of such transfer for the Company to perform its contractual obligations under the RSU Agreement and for the Company’s legitimate business interests of implementing and managing the Plan and generally administering employee equity awards.

(f) Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage your participation in the Plan, or as required to comply with legal or regulatory obligations, including tax, exchange control, securities and labor laws. This means Data may be retained after your Continuous Service is terminated.

(g) Data Subject Rights. You may have a number of rights under data privacy laws in your jurisdiction. Depending on where you are based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in your jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, you can contact your local human resources representative.

(h) Contractual Requirement. Where necessary, your provision of Data and its processing as described above is a contractual requirement for you to participate in the Plan. Your participation in the Plan and your acceptance of this Award is purely voluntary. You can refuse to provide Data, as a result of which you will not be able to participate in the Plan, but your career and salary will not be affected in any way.

COUNTRY-SPECIFIC PROVISIONS APPLICABLE TO GRANTEES WHO PROVIDE

SERVICES IN THE COUNTRIES INCLUDED BELOW

BRAZIL

Notifications

Exchange Control Information. When transferring amounts resulting from the sale of Shares to Brazil, such funds must be transferred by wire and declared as such through the foreign exchange closing operations of your preferred financial institution in Brazil. You also must declare the amounts received from abroad for tax purposes.

By participating in the Plan, you understand that you are generally required to make an annual report of Shares held outside Brazil to the tax authorities and the Central Bank if such holdings exceed a specified limit (typically, US$100,000).

CANADA

Terms and Conditions

Responsibility for Taxes. The following provision replaces Section 3 of the RSU Agreement:

3. Settlement of RSUs. One authorized but unissued Share (subject to adjustment in accordance with the terms of the Plan) will be issuable for each Vested RSU within sixty (60) days of becoming a Vested RSU, except that in the event of an IPO or a SPAC Transaction, Vested RSUs will be settled in Shares no later than the earlier of (a) the first trading day following expiration of the lock-up period set forth in Section 8 of the RSU Agreement and (b) March 15th of the year following the year in which the IPO occurs. RSU shall not be settled by payment in cash or shares bought on the open market. Notwithstanding the foregoing, in the event of a Corporate Transaction, the consideration payable upon settlement of RSUs may, subject to applicable securities regulations, consist of Shares, other securities or property, cash or a combination of the foregoing, at your option.

The following provision replaces paragraph (a) of Section 6 of the RSU Agreement:

6. Responsibility for Taxes.

(a) You acknowledge that, regardless of any action taken by the Company and/or the Service Recipient, the ultimate liability for any and all income tax (including Canadian federal and applicable provincial income tax), social insurance, fringe benefit tax, payroll tax (including all applicable deductions and contributions to the Canada Pension Plan and the Quebec Pension Plan), payment on account or other Tax-Related Items related to your participation in the Plan and legally applicable to you or deemed by the Company or the Service Recipient in its discretion to be an appropriate charge to you even if legally applicable to the Company or the Service Recipient is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company and/or the Service Recipient. As a condition to the issuance of Shares or other consideration pursuant to this Award, you agree to make arrangements satisfactory to the Company and/or the Service Recipient for the satisfaction of any withholding obligations of the Company or the Service Recipient for Tax-Related Items. The Company will have no obligation to issue any Shares or other consideration to you until you satisfy any withholding obligations for Tax-Related Items.

The following provision replaces paragraph (c) of Section 6 of the RSU Agreement:

(c) Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient, as applicable, to satisfy any withholding obligation for Tax-Related Items. You authorize the Company or the Service Recipient, or their respective agents, at their discretion, and subject to any limitations under applicable law, to satisfy any withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(i)	withholding from your wages or other cash compensation payable to you by the Company and/or the Service Recipient;

(ii)

withholding from proceeds of the sale of Shares acquired on settlement of the Vested RSUs either through a voluntary sale or through a mandatory sale arranged by the Company in all cases to a third party (on your behalf pursuant to this authorization and without further consent);

(iii)	withholding a whole number of Shares otherwise issuable upon settlement of the Vested RSUs; or

(iv)	requiring a payment from you by cash, check or wire transfer (denominated in U.S. dollars).

French Language Provisions.

The following provisions will apply if you are a resident of Quebec: The parties acknowledge that it is their express wish that the RSU Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Notifications

Tax Reporting. Foreign property (including the RSUs granted under the Plan and the underlying Shares) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the total value of such foreign property exceeds C$100,000 at any time during the year. The form must be filed by April 30th of the following year.

CHILE

Notifications

Securities Laws. Neither the Company, the Plan nor the Shares offered under the Plan have been registered in the Registro de Valores (Securities Registry) or in the Registro de Valores Extranjeros (Foreign Securities Registry) maintained by the Chilean Commission for the Financial Market (“CMF”) and they are not subject to the control of the CMF. The offering is ruled by number 2 of Norma de Carácter General 345 issued by the CMF (“General Regulation 345”). As the Shares are not registered, the Company has no obligation under Chilean law to deliver public information regarding the Shares in Chile. The Shares cannot be publicly offered in Chile unless they are registered in the corresponding securities registry of the CMF or they comply with General Regulation 345 of the CMF. The commencement date of the offer is the Grant Date indicated in the beginning of the RSU Agreement.

La Compañía y las acciones de la Empresa (las “Acciones”) no han sido registradas en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la Comisión para el Mercado Financiero de Chile (“CMF”). Esta oferta se acoge al numeral 2 de la Norma de Carácter General 345 de la CMF. Por tratarse de valores no inscritos, la Compañía no tiene obligación bajo la ley chilena de entregar en Chile información pública acerca de las Acciones. Las Acciones no pueden ser ofrecidas públicamente en Chile en tanto éstas no se inscriban en el Registro de Valores de la CMF correspondiente o cumplan las condiciones establecidas en la Norma de Carácter General 345 de la CMF. La fecha de inicio de la presente oferta es la indicada en la portada de este documento como “the Grant Date”.

Foreign Asset Reporting. If you are domiciled or residing in Chile, you must report to the Central Bank of Chile that, under the RSU Agreement, you have acquired shares abroad but only if they are worth more than US$10,000 or its equivalent in other foreign currency.

If you have off-shore investments, including shares acquired from the Plan, exceeding US$5 million, you must file Annexes 3.1 and 3.2 of Chapter XII of the Manual (also available at www.bcentral.cl) with the Central Bank of Chile within the 45-day period following the end of March, June and September of each year and within a 60-day period after December 31 of each year. It is your responsibility to make this filing and failure to complete such filings on time may result in the imposition of fines.

If you are domiciled in Chile, any payment or remittance of foreign currency into Chile (e.g. proceeds from the sale of Shares, payment of dividends) arising from foreign investments maintained abroad must be carried out through a Formal Exchange Market Entity (“EMCF”: banks and other authorized entities). You must report the details of any such remittance to the commercial bank involved (or other EMCF).

Tax Reporting and Registration Information.

If you wish to receive credit in Chile for any tax paid abroad on any dividends received pursuant to the Shares, you must register Shares you receive upon vesting of the RSUs with the Registry of Foreign Investments (Registro de Inversiones en el Extranjero) kept by the Chilean Internal Revenue Services (the “CIRS”). You should consult with your personal legal and tax advisor about the tax consequences derived from this Plan, about how to register the Shares with the CIRS and about the obligation to file any tax affidavits that may be required from time to time by the CIRS in connection with your participation in the Plan, your investment in Shares, their disposition or any dividends received in connection therewith.

COLOMBIA

Notifications

Securities Notification. Neither the RSUs nor the underlying Shares are publicly offered or listed on any stock exchange in Colombia. The offer of RSUs is private and is not subject to the supervision of any Colombian governmental authority.

Exchange Controls. By accepting this Award, you understand that you are generally required to register large international investments (generally over US$500,000) with the Colombian Central Bank (by completing and submitting a ‘Form 11’). In addition, repatriation of any sales proceeds of from the Shares may need to be affected through the foreign exchange market in order to comply with Colombian foreign exchange requirements. You are advised to consult your own advisors regarding these requirements.

INDIA

Notifications

Foreign Assets Reporting. You must declare foreign bank accounts and any foreign financial assets (including Shares subject to the RSUs held outside India) in your annual tax return. It is your responsibility to comply with this reporting obligation and you should consult with your personal tax advisor in this regard. Indian residents should consult with their personal tax advisor to determine their personal reporting obligations.

Exchange Controls. You must repatriate any proceeds from the sale of Shares acquired under the Plan or the receipt of any dividends to India within 180 days of receipt (assuming you hold less than 10% of the Company’s share capital) and convert such amounts to local currency. You must obtain a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or your employer requests proof of repatriation.

MALAYSIA

Notifications

Director Notification. You understand that if you are a director of a Malaysian Subsidiary or affiliate, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the relevant Malaysian Subsidiary or affiliate in writing when you receive or disposes of an interest (e.g., RSUs awarded under the Plan or Shares) in the Company. Such notifications must be made within five business days of receiving or disposing of any interest in the Company.

Data Privacy Information.

Below is a translation of Section 4 of this Appendix into Bahasa Malaysian for your reference:

4. Privasi Data.

(a) Umum. Syarikat terletak di 455 Market Street, Tingkat 700, San Francisco, CA 94105, U.S.A., dan memberikan RSU di bawah Pelan kepada Penerima Pemberian tertentu, mengikut budi bicara mutlaknya. Bersempena dengan pemberian RSU oleh Syarikat di bawah Pelan dan pentadbiran berterusan Anugerah tersebut, Syarikat menyediakan maklumat berikut tentang amalan pengumpulan, pemprosesan dan pemindahan datanya, yang perlu anda semak dengan teliti.

(b) Tujuan dan Asas Undang-undang Pemprosesan. Syarikat memproses Data (seperti yang ditakrifkan di bawah) untuk tujuan mentadbirkan dan menguruskan penyertaan anda dalam Pelan dan memudahkan pematuhan terhadap undang-undang cukai, kawalan pertukaran, sekuriti dan buruh yang berkenaan. Asas undang-undang untuk pengumpulan, penggunaan dan pemprosesan Data oleh Syarikat dan penyedia perkhidmatan pihak ketiga yang diterangkan di bawah adalah keperluan pengumpulan, penggunaan dan pemprosesan tersebut bagi Syarikat untuk melaksanakan kewajipan kontraknya di bawah Perjanjian RSU dan bagi kepentingan perniagaan sah Syarikat untuk melaksanakan dan menguruskan Pelan dan secara amnya mentadbir anugerah ekuiti pekerja.

(c) Pengumpulan dan Penggunaan Data. Syarikat dan Penerima Perkhidmatan boleh mengumpul, memproses dan menggunakan jenis maklumat peribadi berikut tentang anda: nama anda, alamat rumah, alamat e-mel dan nombor telefon, tarikh lahir, nombor insurans sosial, pasport atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, butiran semua opsyen saham, RSU, atau sebarang kelayakan ke atas Saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak atau tertunggak memihak kepada anda (“Data”).

(d) Pembekal Perkhidmatan Pentadbiran Pelan Stok. Syarikat boleh memindahkan Data kepada pentadbir pelan saham bebas semasa eShares, Inc. dba Carta, Inc. (“Carta”) atau pembekal perkhidmatan pelan saham lain yang mungkin dipilih oleh Syarikat pada masa hadapan, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan. Anda selanjutnya mengakui bahawa anda boleh mengakses akaun anda melalui Carta dan perkhidmatan anda yang disediakan oleh Carta adalah tertakluk kepada dasar privasi yang terdapat di https://carta.com/privacy-policy/. seperti Carta, yang membantu Syarikat dengan pelaksanaan, pentadbiran dan pengurusan Pelan. Anda mungkin diminta untuk bersetuju dengan terma dan amalan pemprosesan data yang berasingan dengan pembekal perkhidmatan, dengan perjanjian sedemikian menjadi syarat kepada keupayaan anda untuk mengambil bahagian dalam Pelan.

(e) Pemindahan Data Antarabangsa. Operasi Syarikat tertentu, termasuk pentadbiran pelan stok dalaman, dan pembekal perkhidmatannya berpangkalan di Amerika Syarikat, yang bermaksud bahawa Data perlu dipindahkan ke, dan diproses di, Amerika Syarikat. Asas undang-undang untuk pemindahan Data kepada Syarikat dan pembekal perkhidmatan pihak ketiganya adalah keperluan pemindahan sedemikian bagi Syarikat untuk melaksanakan kewajipan kontraknya di bawah Perjanjian RSU dan untuk kepentingan perniagaan sah Syarikat dalam melaksanakan dan menguruskan Pelan dan secara amnya mentadbir anugerah ekuiti pekerja.

(f) Pengekalan Data. Syarikat akan mengekalkan dan menggunakan Data hanya selama yang diperlukan untuk melaksanakan, mentadbirkan dan menguruskan penyertaan anda dalam Pelan, atau seperti yang dikehendaki untuk mematuhi kewajipan undang-undang atau kawal selia, termasuk cukai, kawalan pertukaran, sekuriti dan undang-undang sekuriti dan buruh. Ini bermakna Data mungkin disimpan selepas Perkhidmatan Berterusan anda ditamatkan.

(g) Hak Subjek Data. Anda mungkin mempunyai beberapa hak di bawah undang-undang privasi data dalam bidang kuasa anda. Bergantung pada tempat anda berada, hak tersebut mungkin termasuk hak untuk (i) meminta akses atau salinan Data yang diproses oleh Syarikat, (ii) pembetulan Data yang salah, (iii) pemadaman Data, (iv) sekatan ke atas pemprosesan Data, (v) mudah alih Data, (vi) membuat aduan dengan pihak berkuasa berwibawa dalam bidang kuasa anda, dan/atau (vii) menerima senarai dengan nama dan alamat mana-mana bakal penerima Data. Untuk menerima penjelasan mengenai hak ini atau untuk melaksanakan hak ini, anda boleh menghubungi wakil sumber manusia tempatan anda.

(h) Keperluan Kontrak. Jika perlu, penyediaan Data anda dan pemprosesannya seperti yang diterangkan di atas adalah keperluan kontrak untuk anda menyertai Pelan. Penyertaan anda dalam Pelan dan penerimaan anda terhadap Anugerah ini adalah secara sukarela. Anda boleh menolak untuk memberikan Data, akibatnya anda tidak akan dapat mengambil bahagian dalam Pelan, tetapi kerjaya dan gaji anda tidak akan terjejas dalam apa jua cara.

MEXICO

No country-specific provisions.

NEW ZEALAND

Notice Provided Under the Hinge Health, Inc. 2017 Equity Incentive Plan

You acknowledge that you have been granted RSUs under the Hinge Health, Inc. 2017 Equity Incentive Plan. You have been or will be provided with a description of the Plan and its terms and conditions separately from the RSU Agreement via Carta. In compliance with an exemption to the New Zealand Financial Markets Conduct Act 2013 you must be provided with the included in this Appendix.

The Company strongly recommends that you obtain investment, tax, and legal advice on the implications of participation in the Plan, as every individual’s circumstances are unique. In particular, the Company strongly encourages you to seek New Zealand-specific professional financial advice.

If you have any questions regarding the Plan, please contact legal@hingehealth.com.

Annual Report and Financial Statements

You have the right to receive from the Company on request, free of charge, a copy of the Company’s latest annual report, financial statements and audit report on those financial statements. The financial statements have not been audited or reviewed by an auditor. You also can obtain a copy of these documents by contacting legal@hinghehealth.com.

Warning

This is a grant to acquire ordinary shares in the Company. If you acquire shares of Common Stock by vesting in the RSUs, the ordinary shares will give you a stake in the ownership of the Company and you may receive a return if dividends are paid. If the Company runs into financial difficulties and is wound-up, shareholders will only be paid after all creditors and the distribution of any remaining funds to the Company’s stockholders have been paid. You may lose some or all of his or her investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under a share incentive scheme. As a result, you may not be given all the information usually required. You also will have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing to participating in the Plan.

The RSU is not listed on a public stock exchange and cannot be transferred or sold. The Company is not a publicly listed company and its ordinary shares are not tradable on a public stock exchange. The trading market for the investment is likely to be limited and you may not be able to sell it. Further restrictions on the ability to redeem or sell ordinary shares in the Company, which will apply following the vesting of the RSUs, are set out in the Company’s 2017 Equity Incentive Plan rules.

PEOPLE’S REPUBLIC OF CHINA

Terms and Conditions

Restrictions on Settlement. Due to legal restrictions, the RSUs shall be settled only at such time as (1) the Shares are publicly traded, quoted or listed on a recognized exchange or securities market, (2) the Shares are not subject to a market stand-off or lock-up agreement and (3) all necessary exchange control and other approvals from the State Administration of Foreign Exchange (the “SAFE”) of the People’s Republic of China (“PRC”) or its local counterpart have been received for RSUs granted under the Plan (such date of settlement, the “Liquidity Date”). In the case of a “Corporate Transaction” (as defined in the Plan), the RSUs and the Shares shall be treated as provided in the Plan.

In the event that your employment or service with the Company or Subsidiary of the Company terminates, all unvested portions of the Shares subject to the RSUs will be forfeited and any vested RSUs will be settled as set forth in the Global Restricted Stock Unit Award Notice and the RSU Agreement and in compliance with exchange controls. However, if your employment or service with the Company or Subsidiary of the Company terminates prior to the Liquidity Date, the Company, reserves the right, but not the obligation, to allow additional forms of settlement by the Company depending on the development of local law.

Notwithstanding anything in the RSU Agreement or this Appendix to the contrary, the RSUs may not be settled if (i) if the issuance of such Shares upon such settlement or (ii) the method for settling such shares would constitute a violation of any applicable law.

Transfer and/or Disposition of Shares. The Company may require you to hold Shares acquired pursuant to settlement of the RSU with an escrow agent designated by the Company and/or require you to transfer or sell the Shares pursuant to such policies and procedures as the Company deems appropriate from time to time, including any procedures necessary to obtain approval from the SAFE or its local counterpart for the acquisition and disposition of the Shares. The Company may require that all Shares or proceeds received from the RSUs be remitted to the PRC if the Company deems such action is necessary or appropriate to comply with applicable law.

You must sell, transfer or otherwise dispose of the Shares acquired pursuant to the settlement of the RSUs in such manner and subject to such terms and conditions as the Administrator determines within such period of time as the Administrator may designate from time to time to comply with applicable laws, including requirements and conditions relating to SAFE registration (the “Disposition Deadline”). You hereby authorize the Company and appoint the Company as your attorney-in-fact to sell on your behalf any Shares you hold after the Disposition Deadline, without any further action, consent or instruction by you. You hereby acknowledge and agree that the Company will not be held liable to you with respect to its actions relating to the sale, transfer or disposition of Shares after the Disposition Deadline.

Exchange Controls. The following provision applies to you if are a PRC national: Following the settlement of the RSUs and sale of Shares, you must comply with any exchange control repatriation requirements. If you reside in the PRC, you may be required to repatriate to the PRC all proceeds due to you under the Plan, and such repatriation may need to be effected through a special exchange control account established by the Company or Subsidiary in the PRC. In such circumstances, you agree that the proceeds of the sale of Shares may be transferred to such special account prior to being delivered to you. You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with PRC exchange control requirements.

The following provision applies to you if you are not a PRC national: You understand, acknowledge and agree that certain exchange control restrictions may apply, including requirements regarding the remittance into China of any sale proceeds paid on Shares acquired under the Plan. You further agree to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange-control requirements.

SINGAPORE

Notifications

Securities Law Information. The grant/offer and the Shares to be issued under the Plan is not made with a view to be subsequently offered for sale to any other party. The Plan has not and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. You agree that any Shares acquired or to be acquired pursuant to the RSU Agreement shall not be sold or offered for sale in Singapore prior to the expiry of a period of six months following the date of settlement of the Shares, unless otherwise agreed in writing by the Administrator.

Director Notification Obligation. If you are (or become) a director1 or chief executive officer of a Singapore Subsidiary, you must notify the Singapore Subsidiary in writing of an interest (e.g., RSUs, Shares, etc.) or change in a previously disclosed interest (and the particulars thereof) in the Singapore Subsidiary or any related corporation of the Singapore Subsidiary (including the Company) within two business days of (i) acquiring or disposing of such interest, or the date on which such director or chief executive officer becomes such a director or chief executive officer, whichever is later, or (ii) in the case of a change in a previously disclosed interest (e.g., sale of Shares), after the occurrence of the event giving rise to such change.

Tax Considerations. If your service in Singapore ceases (which, based on the current guidance issued by the Inland Revenue Authority of Singapore (“IRAS”) would include you going on an overseas posting or planning to leave Singapore for more than three months), unless certain conditions prescribed by the Income Tax Act and/or the IRAS are met, your Service Recipient must inform the IRAS by filing the prescribed form (“Tax Clearance Form”) by the stated deadline and withhold all monies in the Service Recipient’s possession which are or may be payable to or for your benefit, until 30 days after receipt by the IRAS of the Tax Clearance Form or, if earlier, receipt of clearance instructions from the IRAS.

[1]

A director includes any person occupying the position of director of a corporation by whatever name called and includes a person in accordance with whose directions or instructions the directors or the majority of the directors of a corporation are accustomed to act and an alternate or substitute director.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 6 of the RSU Agreement:

Without limitation to Section 6 of the RSU Agreement, you agree that you are liable for all Tax- Related Items and hereby covenant to pay all such Tax-Related Items, as and when requested by the Company or the Service Recipient or by His Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.

Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision may not apply to you if the indemnification is viewed as a loan. In such case, if the amount of any income tax due is not collected from or paid by you within 90 days of the end of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected income tax may constitute an additional benefit to you on which additional income tax and National Insurance Contributions (“NICs”) may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Service Recipient (as appropriate) for the value of any employee NICs due on this additional benefit, which the Company or the Service Recipient may recover from you by any of the means referred to in the Plan or Section 6 of the RSU Agreement.

At the discretion of the Company, the RSUs cannot be settled until you have entered into an election with the Company (or your employer) (as appropriate) in a form approved by the Company and HMRC (a “Joint Election”) under which any liability of the Company and/or the employer for employer’s NICs arising in respect of the granting, exercise, settlement of or other dealing in the RSUs, or the acquisition of Shares on the settlement of the RSUs, is transferred to and met by you.